Exhibit 10.2

AMENDMENT NO. 1 TO

SERVICE-BASED CASH AWARD AGREEMENT

THIS AMENDMENT NO. 1 TO SERVICE-BASED CASH AWARD AGREEMENT (the “Amendment”), effective [    ] (the “Effective Date”), is made by and between PEABODY ENERGY CORPORATION, a Delaware corporation (the “Company”), and the undersigned employee of the Company or a Subsidiary who accepts this Agreement in the Plan’s online administration site using the Company’s online acceptance procedures (the “Grantee”). The grant date for this Supplemental Award is [    ], 2021 (the “Supplemental Grant Date”).

WHEREAS, the Committee previously determined that, subject to the provisions of the Service Based Cash Award Agreement entered between the Company and the Grantee (the “Agreement”), it would be to the advantage and best interest of the Company and its stockholders to grant the opportunity to earn the service-based cash award provided for herein to the Grantee as an incentive for his or her efforts during his or her service with the Company or its Subsidiaries, and has advised the Company thereof and instructed the undersigned officer to enter into this Agreement to evidence this Cash Award opportunity;

WHEREAS, the Committee has determined that considering exemplary performance demonstrated by the Grantee in connection with the Company’s “Project Gibraltar” transactions, the Grantee shall be awarded a supplemental Service-Based Cash Award in the amount set forth on the signature page hereto (the “Supplemental Award”), which shall not be subject to certain acceleration restrictions and covenants of the Agreement; and

WHEREAS, the Committee desires to amend the Agreement, as set forth below, to effectuate the grant of the Supplemental Award.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereby agree as follows:

1.     Section 1.2 of the Agreement shall be amended to include the Supplemental Award within the defined term Cash Award, except for purposes of Section 3.2, such that Section 1.2 shall read in its entirety as follows:

Section 1.2- “Cash Award” shall mean the service-based cash award opportunity provided by the Company to the Grantee as evidenced by this Agreement. Except as specified in Section 3.2(c) of this Agreement, Cash Award shall also include the Supplemental Award.

2.    Article II of the Agreement shall be amended to include a new definition, designated as Section 1.15, defining the Supplemental Award granted pursuant to this Amendment:

Section 1.15- “Supplemental Award” shall mean the service-based cash award opportunity provided by the Company to the Grantee pursuant to Amendment No. 1 to this Agreement.

3.    Section 3.2 of the Agreement shall be amended to provide that the Supplemental Award granted pursuant to this Amendment shall vest upon a Termination of Service if such termination is without Cause, such that Section 3.2 shall read in its entirety as follows:

Section 3.2- Acceleration Events. Notwithstanding Section 3.1 hereof, the Cash Award shall become fully vested and non-forfeitable upon (a) a Termination of Service within two years following a Change in Control, provided such Termination of Service is by the Company without Cause or by the Grantee for Good Reason; (b) the Grantee’s death or Disability; or (c) with respect to the Supplemental Award, a Termination of Service, provided such Termination of Service is by the Company without Cause or by the Grantee for Good Reason (each, an “Acceleration Event”) (provided, that no payment of the Cash Award or the Supplemental Award shall be accelerated to the extent such payment would cause the Cash Award or Supplemental Award to be subject to the adverse consequences described in Code Section 409A).

4.     Any Capitalized Terms not defined herein shall have the meanings ascribed to them in the Agreement.

5.    All other terms and conditions of the Agreement that are not hereby amended are to remain in full force and effect.

6.    This Amendment may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signatures to this Amendment transmitted by facsimile, electronic mail, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Amendment has been executed and delivered by the parties hereto.

PEABODY ENERGY CORPORATION

/s/ Paul V. Richard
Paul V. Richard
Senior Vice President, Chief Human Resources Officer

Note: Grantee is deemed to have executed this Agreement upon clicking “Accept” in the Plan’s online administration site.

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